UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
______________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  March 24, 2018

NEULION, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-53620	98-0469479
(Commission File Number)	(IRS Employer Identification No.)

1600 Old Country Road, Plainview, NY	11803
(Address of Principal Executive Offices)	(Zip Code)

(516) 622-8300
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).          Emerging growth company   ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01.  Entry Into a Material Definitive Agreement

On March 26, 2018, NeuLion, Inc., a Delaware corporation (“NeuLion”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with WME Entertainment Parent, LLC, a Delaware limited liability company (“Parent”) and Lion Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”). Pursuant to the Merger Agreement, subject to the satisfaction or waiver of specified conditions, Merger Sub will merge with and into NeuLion, with NeuLion surviving the Merger as a wholly owned subsidiary of Parent (the “Merger”).

Pursuant to the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each of NeuLion’s issued and outstanding shares of common stock, par value $0.01 per share, will be canceled and converted into the right to receive $0.84 in cash, without interest (the “Per Share Merger Consideration”), less any applicable withholding taxes.

As of the Effective Time: (i) each issued and outstanding vested warrant to purchase shares of NeuLion common stock that has an exercise price per share of common stock subject to such vested warrant (solely to the extent vested) that is less than the Per Share Merger Consideration will be converted into the right to receive, with respect to each such share of common stock subject to such warrant (solely to the extent vested), an amount equal to (x) the Per Share Merger Consideration, minus (y) the exercise price per share of common stock subject to such warrant (solely to the extent vested); (ii) each stock option of NeuLion, whether vested or unvested, outstanding immediately prior to the Merger will be canceled, with the holder of such option becoming entitled to receive an amount in cash equal to (A) the excess, if any, of (1) the Per Share Merger Consideration minus (2) the exercise price per share of common stock subject to such option, multiplied by (B) the number of shares of common stock subject to such option immediately prior to the Merger; and (iii) each restricted stock unit of NeuLion, whether vested or unvested, outstanding immediately prior to the Merger will be canceled, with the holder of such restricted stock unit becoming entitled to receive an amount in cash equal to (A) the Per Share Merger Consideration multiplied by (B) the number of shares of common stock subject to such restricted stock unit immediately prior to the Merger.

Prior to entering into the Merger Agreement, stockholders representing approximately 70%, in the aggregate, of NeuLion’s outstanding shares of common stock executed and delivered to NeuLion a written consent, effective upon the execution and delivery of the Merger Agreement, irrevocably approving and adopting the Merger Agreement and the transactions contemplated thereby.

The Merger cannot be consummated until the passing of 20 calendar days from the date on which NeuLion mails to its stockholders an information statement on Schedule 14C under the Securities Exchange Act of 1934, as amended (the “Information Statement”). Following execution and delivery of the Merger Agreement, pursuant to the terms of the Merger Agreement, NeuLion may not engage in any discussions regarding the potential acquisition of NeuLion by any party other than Parent, Merger Sub and their affiliates, and NeuLion has no ability to terminate the Merger Agreement in order to enter into an alternative transaction.

The parties have each made customary representations and warranties. NeuLion has agreed, subject to the terms of the Merger Agreement, to various covenants and agreements, including, among others: (i) to conduct its business in the ordinary course and in a manner consistent with past practice; and (ii) not to solicit proposals relating to alternative transactions to the Merger with a third party or engage in discussions or negotiations with respect thereto. The parties have also agreed to use their respective reasonable best efforts to obtain any approvals from governmental authorities for the Merger, including all required antitrust approvals.

Each party’s obligation to consummate the Merger is subject to certain conditions, including, among others: (i) expiration or termination of applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended; (ii) the absence of any order or legal requirement issued or enacted by any court or other governmental authority, which is in effect and prevents the consummation of the Merger; and (iii) the passing of 20 calendar days from the date on which NeuLion mails to NeuLion’s stockholders the Information Statement in definitive form. Parent’s obligation to consummate the Merger is also conditioned on, among other things, the absence of any Company Material Adverse Effect.

The Merger Agreement also contains certain specified termination provisions, including, among others, a mutual termination right if the Merger has not been consummated on or before September 26, 2018. In addition, if the Merger Agreement is terminated under certain circumstances, and within 12 months of the date of the Merger Agreement NeuLion enters into a definitive agreement with respect to an Acquisition Proposal or consummates an Acquisition Proposal, then NeuLion shall pay to Parent, or as otherwise directed by Parent, a fee equal to $6,220,000.

The foregoing summary of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the actual Merger Agreement, which is filed as Exhibit 2.1 hereto, and which is incorporated by reference in this report.  Terms used herein as defined terms and not otherwise defined herein shall have the meanings ascribed to them in the Merger Agreement.

The Merger Agreement has been attached to provide investors and security holders with information regarding its terms and is not intended to provide any factual information about NeuLion, Parent or Merger Sub. The representations, warranties and covenants in the Merger Agreement were made only for the purpose of the Merger Agreement and solely for the benefit of the parties to the Merger Agreement as of specific dates. Such representations, warranties and covenants may have been made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, may or may not have been accurate as of any specific date, and may be subject to important limitations and qualifications (including exceptions thereto set forth in the disclosure letter agreed to by the contracting parties) and may therefore not be complete. The representations, warranties and covenants in the Merger Agreement may also be subject to standards of materiality applicable to the contracting parties that may differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of NeuLion, Parent, Merger Sub or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in NeuLion’s public disclosures.

Also on March 26, 2018, NeuLion entered into a purchase agreement (the “Purchase Agreement”) with Stillwater Holding Company LLC pursuant to which NeuLion agreed to sell certain assets relating to its business of providing web publishing, ticketing and donor management services to athletic conferences, colleges and universities (collectively, the “Assets”). The sale of the Assets will close immediately prior to the closing of the Merger, and is conditioned solely upon the substantially concurrent closing of the Merger. The Purchase Agreement automatically terminates upon a termination of the Merger Agreement in accordance with its terms.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Officers.

On March 26, 2018, in connection with the Merger, NeuLion entered into retention bonus letter agreements (the “Retention Bonus Letters”) with the following named executive officers: Roy Reichbach, Tim Alavathil, Horngwei (Michael) Her and Ronald Nunn, granting a right to a one-time payment of $750,000 and $600,000 to Messrs. Reichbach and Alavathil, respectively, and of $100,000 to each of Messrs. Her and Nunn (the “Retention Bonuses”).  The Retention Bonuses will be paid in cash, subject to the consummation of the Merger, with payment of 25% of the Retention Bonuses to be paid promptly following the Closing Date (as defined in the Merger Agreement), an additional 25% six months following the Closing Date, and the remaining 50% paid nine months following the Closing Date, subject to each executive’s continued employment with NeuLion through such payment date and compliance with restrictive covenants contained in the Retention Bonus Letters including non-competition, non-solicitation of employees and clients, and no-hire covenants effective during the nine months following the Closing Date.  If any of the executives voluntarily resigns his employment or is terminated for Cause (as defined in the Retention Bonus Letters) in the two-month period following the Closing Date, such executive will be required to repay to NeuLion any portion of the Retention Bonus previously paid, net of amounts withheld by NeuLion.  If the executive’s employment is terminated prior to the applicable Retention Bonus payment date by NeuLion without Cause or due to the executive’s death or disability, the executive will remain eligible to receive the Retention Bonus, paid promptly following such termination of employment.

The foregoing description of the Retention Bonus Letters is qualified in its entirety by reference to the Retention Bonus Letters, copies of which will be filed as exhibits to NeuLion’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2018.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 24, 2018, NeuLion’s Board of Directors adopted the amended and restated bylaws attached hereto as Exhibit 3(ii) ("Amended and Restated Bylaws").  The Amended and Restated Bylaws were amended to add a new Article XIII which reads in its entirety:

ARTICLE XIII:  FORUM
Unless the Corporation consents in writing to the selection of an alternative forum, the sole and exclusive forum for any Internal Corporate Claims (as defined below) shall be the Delaware Court of Chancery (or, if the Court of Chancery lacks jurisdiction, another state or federal court located in the State of Delaware). “Internal Corporate Claims” means claims, including claims in the right of the Corporation, (i) that are based upon a violation of a duty by a current or former director or officer or stockholder in such capacity or (ii) as to which the Delaware General Corporation Law confers jurisdiction upon the Delaware Court of Chancery.

The Amended and Restated Bylaws are incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits

(d)	Exhibits:

Exhibit No.	Description

2.1*	Agreement and Plan of Merger dated as of March 26, 2018

3(ii)	Amended and Restated Bylaws of NeuLion, Inc.

99.1	Press release

*Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K.  The registrant hereby undertakes to furnish copies of any of the omitted schedules and exhibits upon request by the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEULION, INC.

Date: March 26, 2018	By:	/s/ Roy E. Reichbach
		Name:	Roy E. Reichbach
		Title:	President and Chief Executive Officer